Exhibit 21.1

SUBSIDIARIES*

1.	NASDAQ Global, Inc. (incorporated in Delaware)

2.	Nasdaq International Marketing Initiatives, Inc. (incorporated in Delaware)

3.	Nasdaq Canada Inc. (organized in Canada)

4.	Directors Desk, LLC (organized in Delaware)

5.	Nasdaq International Limited (organized in the United Kingdom)

6.	The Nasdaq Stock Market Educational Foundation, Inc. (incorporated in Delaware) (non-profit)

7.	Carpenter Moore Insurance Services Ltd. (organized in the United Kingdom)

8.	Nasdaq Technology Services, LLC (organized in Delaware)

9.	Toll Associates, LLC (organized in Delaware)

10.	Brut, Inc. (incorporated in Delaware)

11.	Nasdaq Execution Services, LLC (organized in Delaware)

12.	Nasdaq Services, LLC (organized in Delaware)

13.	Carpenter Moore Insurance Services, Inc. (incorporated in California)

14.	Carpenter Moore (San Francisco) LLC (organized in Delaware)

15.	Direct Report Corporation (incorporated in Delaware)

16.	Independent Research Network, LLC (60% owned by the Company) (organized in Delaware)

17.	Inet Holding Company LLC (organized in Delaware)

18.	Inet Futures Exchange, LLC (organized in Delaware)

19.	Inet Stock Exchange, LLC (organized in Delaware)

20.	INET Technology Services, LLC (organized in Delaware)

21.	INET Clearing, LLC (organized in Delaware)

22.	NASDAQ Options Services, LLC (organized in Delaware)

23.	Nasdaq Global Funds (Ireland) Limited (organized in Ireland)

24.	Norway Acquisition LLC (organized in Delaware)

25.	Shareholder.com, Inc. (incorporated in Delaware)

26.	Shareholder.com B.V. (organized in the Netherlands)

27.	The NASDAQ Stock Market LLC (organized in Delaware)

28.	PrimeNewswire, Inc. (incorporated in California)

29.	The Trade Reporting Facility, LLC (organized in Delaware)

30.	Nightingale Acquisition Limited (organized in the United Kingdom)

31.	The NASDAQ Options Market LLC (organized in Delaware)

32.	Hedgehog AB (organized in Sweden)

33.	Pinnacle Merger Corporation (incorporated in Delaware)

34.	Yellow Merger Corporation (incorporated in Delaware)

35.	NASDAQ OMX Holding Luxembourg Sàrl (organized in Luxembourg)

36.	NASDAQ OMX Holding AB (organized in Sweden)

*	The list of subsidiaries does not include foreign branches of particular subsidiaries.